Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FIRST QUARTER 2014 RESULTS

Newport Beach, CA – May 1, 2014 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the first quarter ended March 31, 2014.

Financial Highlights Fiscal 2014 First Quarter – versus Fiscal 2013 First Quarter

•	Net sales of $81.1 million, compared with $121.5 million.

•	Net income of $2.2 million, compared with $16.9 million.

•	Earnings per diluted share of $0.07, compared with $0.59.

As reported previously, prolonged wet weather in the Midwest United States during the spring of 2013 limited the application of many crop protection products that are used at the time of planting. As a result, higher than normal levels of these products, including AMVAC’s corn soil insecticides, remained in the distribution channel at the end of the 2013 growing season. The Company’s first quarter performance decline is attributable to reduced demand for corn inputs, as the channel of distribution first works down 2013 inventory carryover to satisfy 2014 demand. This process has been further slowed in the first quarter of 2014 by severe winter weather in our core markets and by lower corn commodity pricing, which is tending to delay grower planting decisions for the 2014 season.

Mr. Eric Wintemute, Chairman and CEO of American Vanguard stated: “Despite the abnormal purchasing pattern that we are seeing this season, U.S. corn growers continue to demonstrate support for our proven crop protection products by investing in our proprietary delivery systems. American Vanguard has the largest offering of these yield enhancing insecticides sold exclusively in our closed delivery equipment, which provides for safe and efficient dispensing of these products. Our corn franchise also continues to benefit from the multi-year co-marketing program with Monsanto, which rewards corn growers for using AMVAC’s Impact® post-emergent herbicide with Monsanto’s widely used Roundup® glyphosate herbicide brands.”

Mr. Wintemute continued: “We are placing a great deal of focus on reducing our own elevated inventory levels and setting the appropriate level of factory activity. Accordingly, we are compelled to reduce manufacturing output and to accept higher levels of under-absorbed overhead. This has reduced gross margins for the quarter and is likely to impact our performance for the balance of the year. At the same time we are working to control operating expenses throughout the organization.”

Mr. Wintemute concluded: “We believe that inventories in the channel of distribution will return to normal levels during the 2014 growing season and that our soil insecticide business will get back on track for the 2015 season. Our non-corn product lines and international expansion initiatives continue to meet planned expectations. We look forward to giving additional details during our first quarter earnings call.”

Conference Call

Eric Wintemute, Chairman & CEO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Thursday, May 1, 2014. Interested parties may participate in the call by dialing (201) 493-6744 – please dial in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati (212) 836-9611
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	For the three months ended March 31
	2014	2013
Net sales	$81,095	$121,537
Cost of sales	52,190	67,756

Gross profit	28,905	53,781
Operating expenses	24,943	27,628

Operating income	3,962	26,153
Interest expense	631	547
Less interest capitalized	(18)	(194)

Income before provision for income taxes and loss on equity investment	3,349	25,800
Income taxes expense	1,016	8,981

Income before loss on equity investment	2,333	16,819
Deduct net loss from equity method investment	(328)	—

Net income	2,005	16,819
Add back net loss attributable to non-controlling interest	154	96

Net income attributable to American Vanguard	2,159	16,915

Change in fair value of interest rate swaps	136	178
Foreign currency translation adjustment	51	407

Comprehensive income	$2,346	$17,500

Earnings per common share—basic	$.08	$.60

Earnings per common share—assuming dilution	$.07	$.59

Weighted average shares outstanding—basic	28,401	28,269

Weighted average shares outstanding—assuming dilution	28,888	28,879

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

ASSETS

(Unaudited)

	Mar. 31, 2014	Dec. 31, 2013
Current assets:
Cash and cash equivalents	$8,391	$6,680
Receivables:
Trade, net of allowance for doubtful accounts of $429 and $392, respectively	103,391	74,060
Other	2,501	892

Total receivables	105,892	74,952
Inventories	158,459	139,830
Prepaid expenses	12,543	11,435
Income taxes receivable	9,628	10,088
Deferred income tax assets	6,521	6,521

Total current assets	301,434	249,506
Property, plant and equipment, net	52,148	52,468
Intangible assets, net of applicable amortization	105,442	107,007
Other assets	39,070	38,462

	$498,094	$447,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$70	$69
Current installments of other liabilities	1,388	2,132
Accounts payable	40,185	40,702
Deferred revenue	1,479	3,788
Accrued program costs	61,956	53,630
Accrued expenses and other payables	7,036	10,178

Total current liabilities	112,114	110,499
Long-term debt, excluding current installments	99,108	51,676
Other liabilities, excluding current installments	4,482	4,143
Deferred income tax liabilities	23,330	23,330

Total liabilities	239,034	189,648

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 31,190,906 shares at March 31, 2014 and 31,092,782 shares at December 31, 2013	3,119	3,109
Additional paid-in capital	62,171	60,160
Accumulated other comprehensive loss	(861)	(1,048)
Retained earnings	203,212	202,470

	267,641	264,691
Less treasury stock at cost, 2,450,634 shares at March 31, 2014 and 2,380,634 shares at December 31, 2013	(8,269)	(6,738)

American Vanguard Corporation stockholders’ equity	259,372	257,953
Non-controlling interest	(312)	(158)

Total stockholders’ equity	259,060	257,795

	$498,094	$447,443

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Three Months Ended March 31, 2014 and 2013

(Unaudited)

Increase (decrease) in cash	2014	2013
Cash flows from operating activities:
Net income	$2,005	$16,819
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of fixed and intangible assets	3,733	3,699
Amortization of other long term assets	1,454	836
Amortization of discounted liabilities	69	42
Stock-based compensation	768	688
Tax benefit from exercise of stock options	(235)	(57)
Loss from equity method investment	328	—
Gain on dilution of equity method investment	(256)	—
Changes in assets and liabilities associated with operations:
Increase in net receivables	(30,940)	(70,908)
Increase in inventories	(18,629)	(21,538)
Increase in prepaid expenses and other assets	(3,242)	(7,027)
Decrease in income tax receivable/payable, net	695	6,108
(Decrease) increase in accounts payable	(381)	31,250
Decrease in deferred revenue	(2,309)	(18,148)
Increase in other payables and accrued expenses	5,050	40,100

Net cash used in operating activities	(41,890)	(18,136)

Cash flows from investing activities:
Capital expenditures	(1,816)	(4,396)
Investment	—	(3,687)

Net cash used in investing activities	(1,816)	(8,083)

Cash flows from financing activities:
Net borrowings under line of credit agreement	47,450	6,200
Payments on long-term debt	—	(2,500)
Payments on other long-term liabilities	(356)	(682)
Tax benefit from exercise of stock options	235	57
Decrease in other notes payable	—	(6,154)
Repurchases of common stock	(1,531)	—
Proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock options)	1,018	427
Payment of cash dividends	(1,418)	—

Net cash provided (used) by financing activities	45,398	(2,652)

Net increase (decrease) in cash and cash equivalents	1,692	(28,871)
Cash and cash equivalents at beginning of period	6,680	38,476
Effect of exchange rate changes on cash	19	390

Cash and cash equivalents as of the end of the period	$8,391	$9,995